Exhibit 10.5

[Execution]

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of January 31, 2012 (this “Amendment No. 4”), by and among Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement as defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), U.S. Silica Company, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party to the Loan Agreement as borrowers (each individually, together with the Company, a “Borrower” and collectively, “Borrowers”), USS Holdings, Inc., a Delaware corporation (“Parent”) and certain subsidiaries of Parent from time to time party to the Loan Agreement as Guarantors (individually, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the ABL Loan and Security Agreement, dated as of August 9, 2007, as amended by Amendment No. 1 and Consent to Loan and Security Agreement, dated as of November 25, 2008, by and among Agent, Lenders, Borrowers and Guarantors, Amendment No. 2 to Loan and Security Agreement and Consent, dated as of May 7, 2010, by and among Agent, Lenders, Borrowers and Guarantors and Amendment No. 3 to Loan and Security Agreement and Consent, dated as of June 8, 2011, by and among Agent, Lenders, Borrowers and Guarantors (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors wish to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 4, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 4” shall mean Amendment No. 4 to Loan and Security Agreement, dated as of January 31, 2012 by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 4 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 4 are satisfied or are waived by Agent.

(iii) “Available Amount” shall mean, on any date (the “Available Amount Determination Date”), an amount equal to (a) the sum of, without duplication: (i) the Available Retained ECF Amount on the Available Amount Determination Date; (ii) the sum of equity contributions to Company or equity issuances by Company made during the period from and including the Business Day immediately following the Amendment No. 4 Effective Date through and including the Available Amount Determination Date; and (iii) the aggregate amount of Net Cash Proceeds that Company and its Subsidiaries are entitled, pursuant to Section 2.1(f)(i), to reinvest during the period following the Amendment No. 4 Effective Date through and including the Available Amount Determination Date and that have not been applied as a mandatory prepayment pursuant to such Section or reinvested; minus (b) the sum of: (i) the aggregate amount of consideration paid or invested, as applicable, in respect of Permitted Acquisitions, joint ventures, Investments in Foreign Subsidiaries and other Investments by Company and its Subsidiaries pursuant to Sections 9.10(g), (j), (k) or (n) on or after the Amendment No. 4 Effective Date and on or prior to the Available Amount Determination Date, the permissibility of which is contingent upon the utilization of the Available Amount, (ii) the aggregate amount of all dividends to purchase capital stock from present or former officers or employees of Loan Parties upon the death, disability, retirement or termination of employment of such officer or employee made by Parent and its Subsidiaries pursuant to Section 9.11(i) on or after the Amendment No. 4 Effective Date and on or prior to the Available Amount Determination Date and (iii) the aggregate amount of all voluntary or optional repayments, repurchases, redemptions or defeasances of Subordinated Debt pursuant to Section 9.11(h) on or after the Amendment No. 4 Effective Date and on or prior to the Available Amount Determination Date.

(iv) “Available Retained ECF Amount” shall mean, on any date (the “Determination Date”), (a) an amount which is initially equal to the Loan Parties’ unrestricted cash on hand as of the Amendment No. 4 Effective Date in excess of $20,000,000 (which amount of unrestricted cash on hand for this purpose shall not include cash from the proceeds of Loans) and after giving effect to cash payments made on the Amendment No. 4 Effective Date (including the Termination Fee (as defined in the Management Agreement)) plus (b) for the fiscal year ending December 31, 2012 and for each fiscal year thereafter, the cumulative amount for such fiscal year or fiscal years of Consolidated Excess Cash Flow (as defined in the First Lien Term Loan Credit Agreement) permitted to be retained by Company and its Subsidiaries under the First Lien Term Loan Credit Agreement less (c) the aggregate amount of all dividend payments made pursuant to and in accordance with Section 9.11 on or after the Amendment No. 4 Effective Date and on or prior to the Determination Date less (d) the amount in clause (b) above which is used to consummate transactions contemplated by clause (b) of the definition of Available Amount (as defined above).

(v) “CDE” shall mean an entity certified by the Community Development Financial Institutions Fund of the United States Department of the Treasury of the United States as a “Community Development Entity”.

(vi) “Coated Sand” shall mean Coated Sand Solutions, LLC, a Delaware limited liability company, and its successors and assigns.

(vii) “New Market Tax Credit” shall mean a New Markets Tax Credit allocation under Section 45D of the Internal Revenue Code.

(viii) “NMTC Indebtedness” shall mean unsecured Indebtedness incurred by Parent or any of its Subsidiaries in connection with obtaining a New Markets Tax Credit and the resulting tax credit equity from a third party; provided, that, (a) such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to Agent, (b) the aggregate outstanding principal amount of such Indebtedness shall not exceed $80,000,000 (exclusive of PIK interest) at any one time, and (c) the aggregate outstanding principal amount of such Indebtedness (other than (i) PIK interest and (ii) obligations attributable to permitted NMTC Investments) shall not exceed $20,000,000 at any one time.

(ix) “NMTC Investment” shall mean any Investment, directly or indirectly, in (including any loan to) a CDE in connection with obtaining a New Markets Tax Credit and the resulting tax credit equity from a third party.

(x) “PubCo” shall mean U.S. Silica Holdings, Inc., a Delaware corporation, and its successors and assigns.

(b) Amendment to Definitions. As used herein or in the Loan Agreement or any of the other Financing Agreements, the following terms are hereby amended as set forth below:

(i) The definition of “Consolidated Adjusted EBITDA” set forth in the Loan Agreement is hereby amended by deleting clause (xxi) thereof in its entirety and replacing it with the following:

“(xxi) the reasonable costs and expenses incurred in connection with an unsuccessful initial public offering in an aggregate amount not to exceed $2,000,000 and the reasonable costs and expenses incurred in connection with a successful initial public offering (in each case, including one-time costs and other non-recurring expenses associated with becoming Sarbanes-Oxley Act compliant),”

(ii) The definition of “Permitted Acquisition” is hereby amended by deleting clause (vii) thereof in its entirety and replacing it with the following:

“(vii) the consideration (including without limitation earn out obligations, deferred compensation and the amount of Indebtedness and other liabilities assumed by the Loan Parties and their Subsidiaries, but excluding equity consideration, consideration paid from the proceeds of equity of the Parent issued to the Sponsor or capital contributions made by the Sponsor to the Parent and non-competition arrangements) paid by the Loan Parties and their Subsidiaries with respect to all acquisitions made during the term of this Agreement shall not exceed in the aggregate (A) up to $50,000,000 of cash on hand of the Loan Parties and their Subsidiaries, (B) all or any portion of the Subordinated Debt permitted under Section 9.9(i); provided, that, (i) no more than $20,000,000 of such aggregate consideration may be in the form of seller financing permitted under Section 9.9 and (ii) any cash on hand or Subordinated Debt used by any Loan Party in or to any joint venture permitted pursuant to the terms of Section 9.10(n) herein will automatically reduce, on a dollar-for-dollar basis, the basket in clause (A) or (B) above, as applicable, and (C) the then applicable Available Amount.”

(c) Interpretation. For purposes of this Amendment No. 4, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 4.

2.	Mandatory Prepayments.

(a) Section 2.1(f)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Subject in each case to clause (iv) below, to the extent that Net Cash Proceeds received in connection with any Recovery Event are not used to acquire fixed or capital assets in replacement of the assets subject to such Recovery Event within 545 days of the receipt of such Net Cash Proceeds, immediately following the 545th day occurring after the receipt of such Net Cash Proceeds, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (iii) below); provided that, (A) any Net Cash Proceeds shall be delivered to the Control Agent immediately following the 365th day after the receipt of such Net Cash Proceeds if Borrowers have not entered into a committed written agreement for the reinvestment of such Net Cash Proceeds by such 365th day, (B) any Net Cash Proceeds shall be delivered to the Control Agent to be held in escrow until the earlier of (I) reinvestment in accordance with the terms of this Section 2.1(f)(i) and (II) the occurrence of an Event of Default at which time the Net Cash Proceeds shall be used to prepay the Loans as set forth herein and (C) after the occurrence and during the continuance of an Event of Default, any Net Cash Proceeds received in connection with any Recovery Event shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in clause (iii)

below) and the Borrowers and their Subsidiaries shall not have the right to reinvest such Net Cash Proceeds. “

(b) Section 2.1(f) of the Loan Agreement is hereby amended by adding the following new clause (iv) at the end thereof:

“(iv) Notwithstanding anything in this Section 2.1(f) to the contrary, in no event shall Borrowers be required to prepay the Loans from Net Cash Proceeds as required under Sections 2.1(f)(i) and (ii) above in any fiscal year of the Company unless the aggregate amount of such Net Cash Proceeds received in such fiscal year exceeds $5,000,000.”

3. Account Control Agreement. Notwithstanding anything to the contrary contained in Section 5.2(d) of the Loan Agreement, the Company shall promptly, and in any event within 30 days following the Amendment No. 4 Effective Date (or such later time period as may be agreed to by the Agent) deliver to Agent Account Control Agreements required by the terms of Section 5.2(d) of the Loan Agreement with respect to the deposit accounts of Coated Sand.

4. Insurance. Notwithstanding anything to the contrary contained in Section 9.5(a) of the Loan Agreement, the Company shall promptly, and in any event within 30 days following the Amendment No. 4 Effective Date (or such later time period as may be agreed to by the Agent) deliver such certificates, policies and endorsements required by the terms of Section 9.5(a) of the Loan Agreement relating to Coated Sand.

5.	Indebtedness.

(a) Section 9.9 of the Loan Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

“(b) the First Lien Term Loan Obligations of the Company, in each case in a principal amount not to exceed one hundred and ten (110%) percent of (i) the principal amount thereof as of the Amendment No. 3 Effective Date plus (ii) $100,000,000 of Incremental Term Loans (as defined in the First Lien Term Loan Credit Agreement as in effect on the Amendment No. 4 Effective Date), and renewals, refinancing, replacements, restructurings, supplements, substitutions or extensions thereof in whole or in part (provided, that the outstanding principal amount of the First Lien Term Loan Obligations and Incremental Term Loans is not increased beyond the maximum amount provided for in this section less any mandatory prepayments and amortization applied thereto (other than on account of accrued interest, premium and fees and expenses) at the time of such renewal, refinancing or extension), so long as the ABL Intercreditor Agreement or a replacement intercreditor agreement satisfactory to the Agent and the Required Lenders is in effect;”

(b) Section 9.9 of the Loan Agreement is hereby amended by deleting clause (m) thereof in its entirety and replacing it with the following:

“(m) other secured Indebtedness of the Loan Parties and their Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000;”

(c) Section 9.9(n) of the Loan Agreement is hereby amended by deleting the reference to “Subordinated Indebtedness” in the first sentence therein and replacing it with the following: “Subordinated Debt or unsecured Indebtedness permitted pursuant to Section 9.9(p) herein”.

(d) Section 9.9 of the Loan Agreement is hereby amended by (i) deleting the period at the end of clause (n) thereof and replacing it with a semicolon and (ii) adding the following new clauses (o) and (p) at the end thereof:

“(o) the NMTC Indebtedness; provided, that, as of the date of the incurrence of any such Indebtedness, and after giving effect thereto, no Event of Default shall have occurred and be continuing; and

(p) unsecured Indebtedness; provided, that, (i) after giving effect to such Indebtedness, the ratio of (A) Consolidated Funded Debt less any NMTC Indebtedness included therein as of the day of the incurrence of such Indebtedness to (B) Consolidated Adjusted EBITDA for the consecutive four fiscal quarters most recently ended for which financial statements have been delivered calculated on a Pro Forma Basis is less than 3.0:1.0 and (ii) as of the date of the incurrence of any such Indebtedness, and after giving effect thereto, no Event of Default shall have occurred and be continuing.”

6.	Loans, Investments.

(a) Section 9.10(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(j) additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof, provided, that, such loans, advances and/or Investments made pursuant to this subsection shall not exceed an aggregate amount of $5,000,000 plus the then applicable Available Amount;”

(b) Section 9.10(k) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(k) Investment in Foreign Subsidiaries in an aggregate amount not to exceed, at any time outstanding, $10,000,000 plus the then applicable Available Amount;”

(c) Section 9.10(n)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) the aggregate consideration (including without limitation earn out obligations, deferred compensation and the amount of Indebtedness and other liabilities assumed by Loan Parties, but excluding equity consideration, consideration paid from the proceeds of equity of Parent or capital contributions made to Parent and non-competition arrangements) paid by Loan Parties to acquire Capital Stock of joint ventures shall not exceed $25,000,000 plus the then applicable Available Amount;”

(d) Section 9.10 of the Loan Agreement is hereby amended by adding the following new clauses (o), (p) and (q) at the end thereof:

“(o) additional Investments in an unlimited amount under clauses (g), (j), (k) and (n) of this Section 9.10; provided, that, (i) after giving effect to any such Investment, the ratio of (A) Consolidated Funded Debt (excluding any Subordinated Debt and net of cash and Cash Equivalents of the Loan Parties and their Subsidiaries on a consolidated basis) less any NMTC Indebtedness included therein as of the day of the incurrence of such Investment to (B) Consolidated Adjusted EBITDA for the consecutive four fiscal quarters most recently ended for which financial statements have been delivered calculated on a Pro Forma Basis is less than 3.0:1.0 and (ii) as of the date of any such Investment, and after giving effect thereto, no Event of Default shall have occurred and be continuing;”

(p) Company may acquire (with no cash consideration) all of the Capital Stock of Coated Sand from PubCo on the Amendment No. 4 Effective Date on terms and conditions reasonably satisfactory to Administrative Agent; and

(q) NMTC Investments; provided, that, (i) as of the date of any such Investment, and after giving effect thereto, no Event of Default shall have occurred and be continuing and (ii) the aggregate amount of NMTC Investments outstanding at any time shall not exceed $60,000,000.”

7.	Restricted Payments.

(a) Section 9.11(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(f) to make distributions to the extent necessary to permit (i) Parent (or the relevant taxpaying Affiliate of Company or Parent), to discharge Tax liabilities (or estimates thereof) of Parent and its Subsidiaries, so long as Company or Parent (or the relevant taxpaying Affiliate) promptly applies the amount of any such distributions for such purpose; and (ii) the payment of (A) overhead of Parent and such other parent companies of Company, (B) salary and out of pocket costs and expenses of directors of PubCo and (C) other fees, costs and expenses associated with PubCo being a public company; provided, that, the aggregate amount of distributions made pursuant to this clause (f)(ii) during any Fiscal Year of the Company shall not exceed $3,000,000;”

(b) Section 9.11(i) of the Loan Agreement is hereby amended by inserting the following immediately prior to the semicolon at the end thereof: “plus the then applicable Available Amount;”.

(c) Section 9.11(k) of the Loan Agreement is hereby amended by deleting clause (iii) therein in its entirety and replacing it with the following:

“(iii) payment of the Termination Fee may not exceed $8,000,000;”

(d) Section 9.11 is hereby amended by adding the following new clauses (p) and (q) at the end thereof:

“(p) to make dividend payments to Parent (and Parent may make dividend payments to its parent companies) not otherwise permitted in this Section 9.11 in an aggregate amount, during the term of this Agreement, not to exceed the then applicable Available Retained ECF Amount; provided, that, (i) after giving effect to any such payment, the ratio of (A) Consolidated Funded Debt less any NMTC Indebtedness included therein as of the day of any such payment to (B) Consolidated Adjusted EBITDA for the consecutive four fiscal quarters most recently ended for which financial statements have been delivered calculated on a Pro Forma Basis is less than 1.5:1.0 and (ii) as of the date of any such payment, and after giving effect thereto, no Event of Default shall have occurred and be continuing; and

(q) to make payments in respect of Subordinated Debt not otherwise permitted in this Section 9.11 in an aggregate amount, during the term of this Agreement, not to exceed the then applicable Available Amount; provided, that, (i) after giving effect to any such payment, the ratio of (A) Consolidated Funded Debt less any NMTC Indebtedness included therein as of the day of any such payment to (B) Consolidated Adjusted EBITDA for the consecutive four fiscal quarters most recently ended for which financial statements have been delivered calculated on a Pro Forma Basis is less than 1.5:1.0 and (ii) as of the date of any such payment, and after giving effect thereto, no Event of Default shall have occurred and be continuing.”

8. No Further Negative Pledges. Section 9.24(f) of the Loan Agreement is hereby amended by deleting the reference to “Sections 9.9(i) and 9.9(k)” therein and replacing it with the following: “Sections 9.9(i), 9.9(k), 9.9(o) and 9.9(p)”.

9. Amendment Fee. Borrowers shall on the date hereof pay to Agent, for the benefit of Lenders, an amendment fee in the amount of $12,000, or Agent, at its option, may charge the account(s) of Borrowers maintained by Agent the amount of such fee, which fee is earned as of the date hereof and shall constitute part of the Obligations.

10. Representations and Warranties. Each of the Loan Parties, jointly and severally, hereby represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

(a) after giving effect to this Amendment No. 4, no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 4; and

(b) this Amendment No. 4 has been duly executed and delivered by the Loan Parties and the agreements and obligations of the Loan Parties contained herein constitute legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms.

11. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 4, duly authorized, executed and delivered by the Loan Parties and Required Lenders;

(b) the Initial Public Offering shall have been or, substantially concurrently therewith shall be, consummated on or before February 15, 2012 and all fees, costs and expenses associated with the underwriting of the Initial Public Offering shall have been paid from sources other than balance sheet cash of the Loan Parties. For purposes hereof, the term “Initial Public Offering” means a bona fide underwritten sale to the public of common stock of PubCo with a minimum offering size of at least $150,000,000 pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of PubCo or any of its Subsidiaries, as the case may be) that is declared effective by the Securities and Exchange Commission;

(c) Agent shall have received a true, correct and complete copy of the fully executed amendment to the First Lien Term Loan Credit Agreement, dated on or about the date hereof;

(d) Agent shall have received, in form and substance satisfactory to Agent, a Guarantor Joinder Agreement, duly authorized, executed and delivered by Coated Sand;

(e) Agent shall have received, in form and substance satisfactory to Agent, copies of original good standing certificates (or its equivalent) from the Secretary of State (or comparable official) from the jurisdiction of formation of Coated Sand and from the State of Illinois with respect to Coated Sand;

(f) Agent shall have received (i) UCC, Federal and State tax lien and judgment searches against Coated Sand in all relevant jurisdictions, as determined by Agent, and (ii) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such searches (other than any such financing statements or fixture filings in respect of Permitted Liens);

(g) Agent shall have received, in form and substance satisfactory to Agent, such Uniform Commercial Code financing statements (and, where appropriate, fixture filings) and other documents and instruments which Agent has determined are necessary to perfect or continue perfecting the security interests of Agent in all Collateral now or hereafter owned by Coated Sand;

(h) Agent shall have received (i) a copy of its certificate of formation, and all amendments thereto, certified by the Secretary of State of its jurisdiction of formation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (ii) a copy of its operating agreement (or comparable agreement), (iii) in form and substance satisfactory to Agent, an incumbency certificate from the Secretary of Coated Sand and resolutions approving the execution, delivery and performance by Coated Sand of this Amendment No. 4, the Guarantor Joinder Agreement and the agreements, documents and instruments to be delivered pursuant to this Amendment No. 4 and the Guarantor Joinder Agreement and (iv) a certificate from the Secretary of Coated Sand dated on or about the Amendment No. 4 Effective Date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

(i) Agent shall have received, in form and substance satisfactory to Agent, an opinion of counsel to Coated Sand covering such matters as reasonably required by Agent;

(j) Agent shall have received, in form and substance satisfactory to Agent, evidence of delivery to First Lien Term Loan Agent of (i) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise in form and substance reasonably satisfactory to Agent) representing all Capital Stock pledged by Coated Sand pursuant to the Pledge Agreement (if any) and (ii) all promissory notes or other instruments in favor of Coated Sand (duly endorsed, where appropriate, in a manner reasonably satisfactory to Agent) evidencing any Collateral of Coated Sand (if any);

(k) Agent shall have received, in form and substance satisfactory to Agent, a Pledge and Security Agreement with respect to the Capital Stock of Coated Sand, duly authorized, executed and delivered by the Company;

(l) Agent shall have received, in form and substance satisfactory to Agent, such intellectual property security agreements, duly executed, authorized and delivered by Coated Sand, and all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office and the United States Copyright Office in order to create or perfect security interests and liens in respect of the Intellectual Property of Coated Sand, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in the United States Patent and Trademark Office and the United States Copyright Office in respect of any Intellectual Property of Coated Sand (other than any such filings in respect of Permitted Liens);

(m) Agent shall have received, in form and substance satisfactory to Agent, updated schedules to the Loan Agreement and the other Financing Agreements reflecting information applicable to Coated Sand;

(n) Agent shall have received, in form and substance satisfactory to Agent, an Officer’s Certificate from Parent to the effect that the representations and warranties in Section 8 of the Credit Agreement are true, correct and complete in all material respects on and as of the Amendment No. 4 Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), that each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Amendment No. 4 provides shall be performed or satisfied by it on or before the Amendment No. 4 Effective Date except as otherwise disclosed to and agreed to in writing by Agent and that no Default or Event of Default has occurred and is continuing; provided, that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition;

(o) the corporate organizational structure, capital structure and ownership of Parent and its Subsidiaries shall be as set forth on a schedule annexed to an Officer’s Certificate from Parent;

(p) the contribution by PubCo to the Company of the Capital Stock of Coated Sand shall have been consummated on terms reasonably acceptable to Agent, including no cash consideration being paid by Company for Coated Sand’s Capital Stock;

(q) (i) the Management Agreement shall have been, or substantially concurrently with the Initial Public Offering shall be, terminated and (ii) the Termination Fee (as defined in the Management Agreement) shall have been paid in accordance the terms thereof in an amount not to exceed $8,000,000;

(r) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 4, which the Loan Parties are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(s) after giving effect to this Amendment No. 4, no Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment No. 4 or the Amendment No. 4 Effective Date.

12. Effect of Amendment No. 4. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 4 or with respect to the subject matter of this Amendment No. 4. To the extent of conflict between the terms of this Amendment No. 4 and the other Financing Agreements, the terms of this Amendment No. 4 shall control. The Loan Agreement and this Amendment No. 4 shall be read and construed as one agreement.

13. Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

14. Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 4 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 4 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15. Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16. Waiver, Modification, Etc. No provision or term of this Amendment No. 4 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

17. Further Assurances. the Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 4.

18. Entire Agreement. This Amendment No. 4 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

19. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 4.

20. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 4, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent and a Lender

By:	/s/ James Kelly
Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. SILICA COMPANY By: /s/ William A.White Title: CFO	OTTAWA SILICA COMPANY By: /s/ William A.White Title: CFO

THE FULTON LANE AND TIMBER COMPANY By: /s/ William A.White Title: CFO	USS HOLDINGS, INC. By: /s/ William A.White Title: CFO

PENNSYLVANIA GLASS SAND CORPORATION By: /s/ William A.White Title: CFO	BMAC SERVICES CO., INC. By: /s/ William A.White Title: CFO

COATED SAND SOLUTIONS, LLC By: /s/ William A.White Title: CFO